Exhibit 99.2

Truco Holdco Inc.

Condensed Consolidated Financial Report

September 30, 2020

Contents

Financial statements

Condensed consolidated balance sheet (Unaudited)	2

Condensed consolidated statement of income (Unaudited)	3

Condensed consolidated statement of stockholder’s equity (Unaudited)	4

Condensed consolidated statement of cash flows (Unaudited)	5

Notes to condensed consolidated financial statements (Unaudited)	6–13

Truco Holdco Inc.

Condensed Consolidated Balance Sheet

September 30, 2020
(Unaudited)

September 30, 2020
Assets

Current assets:
Cash	$874,836
Accounts receivable, net of allowance for doubtful accounts of $19,034	17,763,241
Inventories, net	3,526,610
Prepaid expenses and other current assets	653,092
Income taxes receivable	268,638
Total current assets	23,086,417

Leasehold improvements and equipment, net	499,045
Goodwill	38,342,678
Intangible assets, net	43,230,834
Other receivables	507,824
Other assets, net	219,192

Total assets	$105,885,990

Liabilities and Stockholder’s Equity

Current liabilities:
Current maturities of long-term debt	$5,602,500
Accounts payable—trade	6,934,781
Accrued expenses and other liabilities	6,625,842
Total current liabilities	19,163,123

Long-term debt, less current maturities and unamortized debt issuance costs of $405,542	57,488,379
Deferred income taxes	8,066,391
Total liabilities	84,717,893

Commitments and contingencies (Note 14)

Stockholder’s Equity
Common stock, 30,000,000 shares authorized; 25,972,368 shares issued and outstanding at September 30, 2020	25,972
Additional paid-in capital	4,912,167
Retained earnings	16,229,958
Total stockholder’s equity	21,168,097

Total liabilities and stockholder’s equity	$105,885,990

See notes to condensed consolidated financial statements.

Truco Holdco Inc.

Condensed Consolidated Statement of Income

Nine Months Ended September 30, 2020
(Unaudited)

September 30, 2020
Net sales	$151,890,649
Cost of sales	90,794,092
Gross profit	61,096,557

Operating expenses:
Direct selling expenses	20,066,644
General and administrative expenses	11,723,118
Depreciation and amortization	6,133,964
37,923,726
Operating income	23,172,831
Other expense (income):
Other (income), net	(8,823)
Interest expense	4,259,103
4,250,280
Income before taxes	18,922,551
Income tax expense	3,703,234
Net income	$15,219,317

See notes to condensed consolidated financial statements.

Truco Holdco Inc.

Condensed Consolidated Statement of Stockholder’s Equity

Nine Months Ended September 30, 2020
(Unaudited)

	Common Stock		Additional Paid-in	Retained	Total Stockholder’s
	Shares	Amount	Capital	Earnings	Equity
Balance, December 31, 2019	25,917,198	$25,917	$3,738,455	$1,010,641	$4,775,013
Share-based compensation	-	-	1,319,766	-	1,319,766
Issuance of common stock	55,170	55	272,652	-	272,707
Exercise and repurchase of options	-	-	(418,706)	-	(418,706)
Net income	-	-	-	15,219,317	15,219,317
Balance, September 30, 2020	25,972,368	$25,972	$4,912,167	$16,229,958	$21,168,097

See notes to condensed consolidated financial statements.

Truco Holdco Inc.

Condensed Consolidated Statement of Cash Flows

Nine Months Ended September 30, 2020

(Unaudited)

September 30, 2020
Cash flows from operating activities:
Net income	$15,219,317
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,133,964
Write-off and amortization of debt issuance costs	364,950
Allowance for doubtful accounts	1,914
Allowance for excess and obsolete inventory	123,629
Share-based compensation	1,319,766
Deferred taxes	(1,198,171)
Changes in assets and liabilities:
Accounts receivable	(3,746,230)
Inventories	(752,889)
Prepaid expenses and other current assets	(113,025)
Other assets	(113,932)
Accounts payable—trade	2,118,047
Accrued expenses and other liabilities	1,242,084
Income tax receivable/payable	(365,656)
Net cash provided by operating activities	20,233,768

Cash flows from investing activities:
Payments received from supplier for note receivable	210,000
Purchases of leasehold improvements and equipment	(201,476)
Net cash provided by investing activities	8,524

Cash flows from financing activities:
Principal payments on long-term debt	(19,522,643)
Repurchase of shares of common stock	(418,706)
Net cash used in financing activities	(19,941,349)
Net increase in cash	300,943

Cash:
Beginning of year	573,893

End of year	$874,836

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$3,894,152

Income taxes	$5,274,045

See notes to condensed consolidated financial statements.

Truco Holdco Inc.

Notes to Condensed Consolidated Financial Statements

(Unaudited)

Note 1.	Nature of Business and Summary of Significant Accounting Policies

Nature of business: Truco Holdco Inc. is a Delaware corporation and is primarily engaged in the development and wholesale marketing of food products throughout the United States of America and Canada. The Company is a developer and marketer of tortilla chips, salsa, queso, and dips under the “On The Border” brand with products sold through grocery retailers, club stores, mass merchandisers, and convenience channels. The Company is the exclusive licensee of the “On The Border” brand for food products sold through retail and produces its products primarily through co-manufacturing relationships located through the United States.

A summary of the significant accounting policies follows:

Basis of presentation: The unaudited condensed consolidated financial statements reflect the accounts of Truco Holdco Inc. and its wholly owned subsidiaries, Meridian Distribution Company, Meridian Brands, Inc., Truco Enterprises, LP, and Truco GP, Inc. (collectively, the “Company”). The Company is a wholly owned subsidiary of Truco Holdings LLC (“Holdings”). The unaudited consolidated financial statements reflect the accounts of the Company as of and for the nine months ended September 30, 2020. All significant intercompany transactions and balances have been eliminated. These condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP) for interim financial statements and pursuant to the accounting and disclosure rules and regulations of the U.S. Securities and Exchange Commission. They do not include all information and notes required by U.S. GAAP for annual financial statements. However, except as disclosed herein, there have been no material changes in the information disclosed in the Notes to Consolidated Financial Statements included in the Company’s financial statements for the year ended December 31, 2019. In the opinion of management, such financial information reflects all normal and recurring adjustments necessary for a fair presentation of the financial position and the results of operations for such interim periods in accordance with U.S. GAAP. Operating results for the interim period are not necessarily indicative of the results that may be expected for any future period or for the full year. The condensed consolidated interim financial statements, including our significant accounting policies, should be read in conjunction with the audited consolidated financial statements and notes thereto for the year ended December 31, 2019.

Use of estimates: The preparation of condensed consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. While management believes current estimates are reasonable and appropriate, actual results could differ from those estimates.

Goodwill and Intangible assets: The Company has recognized goodwill and certain intangible assets due to a historical acquisition. Goodwill is not amortized but is tested for impairment at least annually and whenever events or circumstances change that indicate impairment may have occurred. The Company amortizes intangible assets with lives restricted by contractual, legal, or other means over their useful lives using the straight-line method. Finite-lived intangible assets are tested for impairment only when management has determined that potential impairment indicators are present.

The Company tests goodwill for impairment at the reporting unit level annually. Accounting Standards Codification (“ASC”) 350, Goodwill and Other Intangible Assets, also permits an entity to first assess qualitative factors to determine whether it is necessary to perform quantitative impairment tests for goodwill. If an entity believes, as a result of each qualitative assessment, it is more likely than not that goodwill is not impaired, a quantitative impairment test is not required.

As of September 30, 2020, no triggering events had occurred since the beginning of the fiscal year and it is more likely than not that goodwill and intangible assets were not impaired as of September 30, 2020.

Debt issuance costs: The Company accounts for debt issuance costs as a direct deduction from the carrying amount of the associated debt liability, consistent with debt discounts. Debt issuance costs are being amortized using the straight-line method over the term of the related debt, which approximates the effective interest rate method. Amortization expense included in interest expense for the nine months ended September 30, 2020 was $364,950. See Note 7 for additional information.

Truco Holdco Inc.

Notes to Condensed Consolidated Financial Statements
(Unaudited)

Other assets: Other assets consist primarily of the cost of packaging material, which includes artwork used in the production process of new products. Costs are amortized over a three-year period once production commences. Amortization expense charged to operations for the nine months ended September 30, 2020 was $121,585.

Income taxes: The Company is a C corporation and subject to federal income taxes at the corporate level. Management evaluated the Company’s tax positions and concluded that the Company had taken no uncertain tax positions that require adjustment to the financial statements to comply with the provisions of this guidance. At September 30, 2020, the Company has no liability for unrecognized tax benefits.

Revenue recognition: The Company recognizes revenue in accordance with ASC Topic 606, Revenue from Contracts with Customers, which provides a five-step model for recognizing revenue from contracts with customers as follows:

•	Identify the contract with a customer

•	Identify the performance obligations in the contract

•	Determine the transaction price

•	Allocate the transaction price to the performance obligations in the contract

•	Recognize revenue when or as performance obligations are satisfied

The Company utilizes third parties to produce food products under co-manufacturing agreements. The Company directly sells its food products to both grocery stores and distributors within the United States and Canada. The Company records revenue from sales of food products upon delivery of the goods to the customer, which is when the performance obligation is satisfied. The Company recognizes revenue at a point in time, which is upon delivery of products.

Payment terms on invoiced amounts for products are typically 30 days. In instances where the timing of revenue recognition differs from the timing of the right to invoice, the Company has determined that a significant financing component does not exist. The primary purpose of the Company’s invoicing terms is to provide customers with simplified and predictable ways of purchasing the products and not to receive financing from or provide financing to the customer. Additionally, the Company has elected the practical expedient that permits an entity to not recognize a significant financing component if the time between the transfer of a good or services and payment is one year or less.

The transaction price is the amount of consideration to which the Company expects to be entitled in exchange for transferring goods to the customer. Revenue on sales of food products is recorded based on the transaction price, which includes fixed consideration less an estimate of variable consideration for payment discounts and promotional allowances given to customers at the end of each reporting period.

Promotional allowances earned by customers are recorded as a reduction of gross sales.

Pending accounting pronouncements: In December 2019, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes, which is intended to simplify various aspects related to accounting for income taxes. ASU 2019-12 removes certain exceptions to the general principles in ASC 740 and also clarifies and amends existing guidance to improve consistent application. This ASU is effective for the Company beginning on January 1, 2022. The Company is currently evaluating the impact of this new guidance on its consolidated financial statements.

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842). The guidance in this ASU supersedes the leasing guidance in Topic 840, Leases. Under the new guidance, lessees are required to recognize lease assets and lease liabilities on the balance sheet for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the income statement. In July 2019, the FASB deferred the adoption of ASC 842. The new standard is effective for the Company for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. A modified retrospective transition approach is required for lessees for capital and operating leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements, with certain practical expedients available. The Company is currently evaluating the impact of the pending adoption of the new standard on its consolidated financial statements.

Truco Holdco Inc.

Notes to Condensed Consolidated Financial Statements
(Unaudited)

Subsequent events: On December 14, 2020, the Company was acquired by a subsidiary of Utz Brands, Inc. (“Utz”), pursuant to a Stock Purchase Agreement in which Utz purchased from Holdings all of the issued and outstanding shares of common stock of the Company. In conjunction with the acquisition by Utz, the Company’s outstanding term loan was repaid and the change in control stock options were vested as all performance and market conditions were met. In addition, the management services agreement between Truco Enterprises, LP and the majority owner of Holdings was terminated (see Note 11).

The novel coronavirus, or COVID-19, outbreak began to impact consumption, distribution and production of the Company's products in March 2020. The Company is taking necessary preventive actions and implementing additional measures to protect its employees who are working on site. The Company continues to experience higher demand for its products versus the prior year, and the Company is servicing that demand by increasing production and distribution activities. Generally, producers of food products, including salty snacks, have been deemed “essential industries” by federal, state, and local governments and are exempt from certain COVID-19-related restrictions on business operations. The Company's strategic manufacturing capabilities and distribution network have allowed it to effectively service increases in demand and be responsive to evolving market dynamics driven by changes in consumer behavior. The Company continues to monitor customer and consumer demands, and intends to adapt its plans as needed to continue to meet these demands. The event is still ongoing, and the Company is in the process of evaluating the financial impact of COVID-19 on the Company.

The Company has evaluated events and transactions for potential recognition or disclosure through February 23, 2021.

Note 2.	Inventories

Inventories consisted of the following at September 30, 2020:

September 30, 2020

Raw Materials	$673,980
Finished Goods	3,187,079
3,861,059
Less: Inventory Reserves	(334,449)
Total Inventories	$3,526,610

Truco Holdco Inc.

Notes to Condensed Consolidated Financial Statements
(Unaudited)

Note 3.	Leasehold Improvements and Equipment

The cost of leasehold improvements and equipment and the related accumulated depreciation are as follows at September 30, 2020:

September 30, 2020
Computer equipment	$791,607
Computer software	2,477,299
Furniture and fixtures	360,695
Machinery and equipment	546,689
Leasehold improvements	251,262
4,427,552
Less accumulated depreciation	(3,928,507)
Total leasehold improvements and equipment	$499,045

Depreciation expense charged to operations during the nine months ended September 30, 2020 was $374,879.

Note 4.	Intangible Assets, Net

Intangible assets consist of the following at September 30, 2020:

		Gross
		Carrying	Accumulated	Net
September 30, 2020:	Life (Years)	Amount	Amortization	Amount
Tradename	Indefinite	$10,000	$-	$10,000
License agreement	12	67,000,000	(34,895,834)	32,104,166
Customer relationships	12	19,000,000	(9,895,833)	9,104,167
Supplier relationships	12	100,000	(52,083)	47,917
Recipes	12	4,100,000	(2,135,416)	1,964,584
Noncompete agreements	5	500,000	(500,000)	-
		$90,710,000	$(47,479,166)	$43,230,834

Amortization expense on intangible assets was $5,637,500 for the nine months ended September 30, 2020.

Note 5.	Other Receivables

In 2018, the Company entered into a settlement agreement with a supplier for the reimbursement of costs associated with a salsa product withdrawal. The settlement required an initial payment to the Company of $1,200,000, with equal monthly installments of $30,000 beginning February 1, 2019. As of September 30, 2020, the Company has a balance due from the supplier of $565,117; the current portion of $330,000 has been included in accounts receivable with the remaining amount included in other receivables in the condensed consolidated balance sheet.

Note 6.	Accrued Expenses and Other Liabilities

Accrued expenses and other liabilities as of September 30, 2020 were as follows:

September 30, 2020
Employee-related costs	$2,028,621
Royalties	2,261,794
Accrued Freight	1,403,312
Other	932,115
Total	$6,625,842

Truco Holdco Inc.

Notes to Condensed Consolidated Financial Statements

(Unaudited)

Note 7.	Revolving Line of Credit and Long-Term Debt

Revolving line of credit and term loan: On April 26, 2016, the Company entered into a Credit and Guaranty Agreement (the “Credit Agreement”). The Credit Agreement included a $7,000,000 revolving line of credit and a $93,000,000 term loan.

On April 25, 2018, the Company amended and restated the Credit Agreement (the “Amended Credit Agreement”) to provide for a term loan advance in the amount of $23,000,000. The proceeds were used to prepay in full an outstanding senior subordinated note.

The availability on the revolving line of credit is subject to a borrowing availability calculation, as defined in the Amended Credit Agreement. Interest is due monthly and is based on LIBOR plus an applicable margin, as defined in the Amended Credit Agreement (6.25% weighted average at September 30, 2020). The Company is also charged an unused commitment fee of 0.50% per annum. The revolving line of credit matures on April 26, 2021, at which time all principal and unpaid interest is due. There was no balance due on the revolving line of credit at September 30, 2020.

The term loan requires quarterly principal payments, plus monthly interest payments, through the maturity date of April 26, 2021. Interest is based on LIBOR plus an applicable margin, as defined in the Amended Credit Agreement (6.25% weighted average at September 30, 2020). The balance of the term loan was $63,496,421 at September 30, 2020. In association with the Amended Credit Agreement, the Company incurred no additional debt issuance costs in the nine months ended September 30, 2020. Unamortized debt issuance costs as of September 30, 2020 were $405,542. The first amendment to the Amended Credit Agreement did not have any significant changes to the terms of the agreement.

Substantially all assets are pledged as collateral under the Amended Credit Agreement. The Company has certain required reporting and financial covenants related to the Amended Credit Agreement including a minimum fixed charge coverage ratio and a total debt to EBITDA ratio. In addition, the Amended Credit Agreement requires the acceleration of principal payments based on excess cash flow, as defined in the Amended Credit Agreement.

Note 8.	Income Taxes

Income tax expense (benefit) consists of the following for the nine months ended September 30, 2020:

September 30, 2020
Current:
Federal	$4,644,945
State	256,460
4,901,405
Deferred:
Federal	(598,137)
State	(600,034)
(1,198,171)
$3,703,234

Income tax expense (benefit) differs from the amount of income tax determined by applying the U.S. federal income tax rate to pretax income primarily due to the impact of state taxes and computed “expected” income tax expense.

Truco Holdco Inc.

Notes to Condensed Consolidated Financial Statements

(Unaudited)

Note 9.	Equity-Based Compensation

Incentive unit plan: Holdings has granted incentive units (which are considered profits interests) to various employees of the Company. These incentive units are comprised of two types:

•	Time based: These incentive units vest over periods from two to four years based on the anniversary of the grant date. All incentive units are valued as of the measurement date and are amortized on a straight-line basis over the requisite vesting period. Vesting of these incentive units would be accelerated in the event of a sale of Holdings or the Company.

•	Performance target: These incentive units vest based on the achievement of performance targets. Performance targets are established by the Board of Directors of the Company on a yearly basis. Once the Board of Directors establishes the performance targets, the grant date will occur, and the fair value of the award will be determined. Compensation expense will be recognized if management determines that it is probable that such performance targets will be met.

Total compensation expense for the incentive units was $809,096 for the nine months ended September 30, 2020. Compensation expense was recognized for the time based incentive units due to the passage of time. Compensation expense also was recognized for the 2019 performance target incentive units due to approval by the Board of Directors in 2020 of the vesting of such performance target awards for which performance targets otherwise were not probable of being met at December 31, 2019. Compensation expense was recognized for the 2020 performance target incentive units because it was probable as of September 30, 2020 that the Company would meet the performance targets set by the Board of Directors. Compensation charges are pushed down by Holdings to the Company and reflected as a component of general and administrative expenses in the accompanying condensed consolidated statement of income as such charges were incurred as a direct result of the operation of the Company.

The incentive unit holders are entitled to receive distributions of available cash flows as determined by the Board of Directors or upon exit, after the satisfaction of distributions to Common Unit Holders of Holdings, in accordance with their capital contributions.

Stock option plan: On July 1, 2014, Truco Holdco Inc. adopted the 2014 Equity Incentive Plan (the Plan), which authorized grants of nonqualified stock options to purchase up to 3,913,043 shares of common stock. Under this Plan, awards shall not have a term longer than 10 years.

The stock option awards are comprised of three types:

•	Time based: These options vest over periods from one to four years based upon anniversary from the date of grant and have terms of 10 years from grant. All options are valued as of the measurement date and are amortized on a straight-line basis over the requisite vesting period. Vesting of these options would be accelerated in the event of a sale of the Company.

•	Performance target: These options vest based on the achievement of performance targets. Performance targets are established by the Board of Directors of the Company on a yearly basis. Once the Board of Directors establishes the performance targets, the grant date will occur, and the fair value of the award will be determined. Compensation expense will be recognized if management determines that it is probable that such performance targets will be met. These options expire 10 years after the grant date.

•	Change in control: These options require both performance and market conditions to be met. The performance requirement is that options vest upon a sale of the Company. The market requirement is that upon a sale, a certain return must be met, as defined in each option grant agreement. The value for change in control options is determined by utilizing a weighted average probability calculation. These options expire 10 years after the grant date.

Time based: Compensation cost was $114,119 for the nine months ended September 30, 2020 and is reflected as a component of general and administrative expenses in the accompanying condensed consolidated statement of income.

Truco Holdco Inc.

Notes to Condensed Consolidated Financial Statements

(Unaudited)

Performance target: Compensation cost was $396,551 for the nine months ended September 30, 2020 and is reflected as a component of general and administrative expenses in the accompanying condensed consolidated statement of income. Compensation expense was recognized for the 2019 performance target options due to approval by the Board of Directors in 2020 of the vesting of such awards for which performance targets otherwise were not probable of being met at December 31, 2019. Additionally, compensation expense was recognized for the 2020 performance target options because it was probable as of September 30, 2020 that the Company would meet the performance targets set by the Board of Directors.

In September 2020, certain time based and performance target options were exercised by an employee in exchange for a personal recourse note issued to the Company for the exercise price of the options. At September 30, 2020, the balance on the note was $272,707 and is included in Other receivables in the condensed consolidated balance sheet.

Change in control: No compensation cost for change in control options has been recorded since performance and market conditions have not been met as of September 30, 2020.

Note 10.	Fair Value Measurements

The Company follows the guidance relating to fair value measurements and disclosures with respect to financial assets and liabilities that are re-measured and reported at fair value each reporting period, and with respect to non-financial assets and liabilities that are not required to be measured at fair value on a recurring basis. The guidance establishes a fair value hierarchy that prioritizes the inputs to the valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level I) and the lowest priority to unobservable pricing inputs (Level III). A financial asset or liability’s level within the fair value hierarchy is based upon the lowest level of any input that is significant to the fair value measurement in its entirety. The three levels of the fair value hierarchy are described below:

-	Level I — Valuations are based on unadjusted quoted prices in active markets for identical, unrestricted assets or liabilities;

-	Level II — Valuations are based on quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active. Financial asset or liabilities which are included in this category are securities where all significant inputs are observable, either directly or indirectly; and

-	Level III — Prices or valuations that are unobservable and where there is little, if any, market activity for these financial assets or liabilities. The inputs into the determination of fair value inputs for these investments require significant management judgment or estimation. The availability of observable inputs can vary depending on the financial asset or liability and is affected by a wide variety of factors. To the extent that valuation is based on inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment.

Current assets and liabilities are reported at cost, which approximates fair value, as of September 30, 2020.

Note 11.	Related-Party Transactions

Truco Enterprises, LP has a management services agreement with the majority owner of Holdings. Under the terms of the agreement, the Company is required to pay fees plus out-of-pocket expenses in connection with the majority owner performing certain financial and management advisory services. The management services agreement terminates on the earlier of July 1, 2024 or a sale of the Company.

The Company paid $37,568 under this agreement for the nine months ended September 30, 2020, and these amounts are reflected as general and administrative expenses in the accompanying condensed consolidated statement of income. Amounts due under this agreement of $13,286 were included in accrued expenses and other liabilities at September 30, 2020.

Truco Holdco Inc.

Notes to Condensed Consolidated Financial Statements

(Unaudited)

The Company made de minimis payments to two portfolio investments of the majority owner of Holdings for tradeshow, rental, and consulting services in the nine months ended September 30, 2020. These amounts are reflected as components of general and administrative expenses in the accompanying condensed consolidated statement of income. At September 30, 2020, $11,627 is due from the portfolio investments for certain travel and payroll related expenses. This amount is recorded as accounts receivable in the accompanying condensed consolidated balance sheet.

In the first quarter of 2018, the majority owner of Holdings created a shared services company as a means for allocating portfolio companies cross functional selling and marketing expenses. The Company paid $16,651 for the nine months ended September 30, 2020, of these shared expenses for consulting, salary, and project related travel. The amounts are reflected primarily as components of general and administrative expense in the accompanying condensed consolidated statement of income.

Note 12.	Defined Contribution Plan

Employees of the Company participate in a group defined contribution 401(k) plan. All full-time employees are eligible to participate on the first plan entry date on the first day of the first full month after hire date and attaining 21 years of age. The Company makes discretionary matching contributions as set by the partners. There were no employer contributions for the nine months ended September 30, 2020.

Note 13.	Major Customers

The Company derived approximately 63% of its net sales from two customers for the nine months ended September 30, 2020. The balances due to the Company from these customers represented approximately 79% of accounts receivable at September 30, 2020.

Note 14.	Commitments and Contingencies

Litigation: The Company may from time to time, be involved in certain legal matters arising within the normal course of business. Management believes the potential liability that may arise from these matters will not materially affect the Company’s financial position, results of operations and/or cash flows.